EXHIBIT 10.25 FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

                               September 30, 2003

         This Fourth Amendment to Amended and Restated Credit Agreement is entered into as of the date set forth above ("Amendment") by and among Kendle International Inc., an Ohio corporation having its principal place of business in Cincinnati, Ohio (the "Borrower"), Bank One, NA, a national banking association, as Agent for the Lenders ("Agent"), and the Lenders identified herein (the "Lender(s)"). This Amendment amends that certain Amended and Restated Loan Agreement dated as of June 3, 2002 among Borrower, Agent and Lenders, as amended pursuant to a First Amendment to Amended and Restated Loan Agreement dated as of June 3, 2002, a Second Amendment to Amended and Restated Loan Agreement dated as of March 28, 2003 and a Third Amendment to Amended and Restated Loan Agreement dated as of May 14, 2003 (as amended, the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Loan Agreement.

                             Statement of Amendment

         In consideration of their mutual agreements hereunder and under the Loan Agreement, the Borrower, Lenders and the Agent hereby agree to amend the Loan Agreement as follows:

Definitions. Section 1.1 of the Loan Agreement is amended by deleting the definition of Fixed Charge Coverage Ratio and substituting therefore the following:

                  "Fixed Charge Coverage Ratio" shall mean, as of any reporting day, the ratio of (a) Consolidated EBITDA for the fiscal quarter of the Borrower ending on, or most recently preceding, such day, minus unfunded Consolidated Capital Expenditures for such period, minus Consolidated Cash Dividends for such period, minus Consolidated Stock Repurchases for such period, to (b) the sum of (i) Consolidated Interest Expense for such period, plus, (ii) Consolidated Scheduled Funded Debt Payments for such period.

Financial Covenants. The Loan Agreement is amended by deleting paragraph (a) to
Section 7.18 in its entirety and substituting therefore the following new paragraph (a) to Section 7.18:

Fixed Charge Coverage Ratio. Borrower shall not permit its Fixed Coverage Ratio, as of the last day of any fiscal quarter of Borrower, to be less than (i) 1.1 to
1.0 for the fiscal quarters ending on or about September 30, 2003, December 21, 2003 and March 31, 2004 and (ii) 1.2 to 1.0 for each fiscal quarter ending on or about June 30, 2004 and thereafter. The severance charge in the amount of approximately $850,000 incurred by Borrower and/or its Subsidiaries during the fiscal quarter ended September 30, 2003 shall be excluded from the calculation of the Fixed Charge Coverage Ratio for the fiscal quarter ended September 30, 2003.

Reaffirmation of Covenants, Warranties and Representations; Waiver. Borrower hereby agrees and covenants that all representations and warranties in the Loan Agreement are true and accurate in all material respects as of the date hereof. Borrower further reaffirms all covenants in the Loan Agreement as if more fully set forth herein. Conditions Precedent. Except as otherwise noted, as a condition to the effectiveness of this Amendment, the following condition(s) shall be satisfied:

Delivery to Agent of a certificate of the Secretary or Assistant Secretary of Borrower (as to which Certificate there shall be no personal, as opposed to corporate, liability) which will (A) certify the names of the officers of Borrower authorized to sign this Amendment and any other documents or certificates to be delivered pursuant to this Amendment by Borrower or any of its officers together with the true signatures of such officers and (B) contain copies of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Borrower's obligations under Amendment; and Payment to the Agent, for the ratable benefit of the Lenders, of a modification fee in the aggregate amount of $6,000, payable on the date of this Amendment.

Claims and Release of Claims by Borrower. The Borrower represents and warrants that it has no claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind of nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, "Claims") against Agent or Lenders, any direct or indirect parent corporation or any direct or indirect affiliates of such parent corporations, or any of the foregoing's respective directors, officers, employees, agents, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, "Lender Parties"), that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event (as defined below). As used herein, the term "Prior Related Event" means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the date of this Amendment or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Loan Documents or any documents executed in connection with the Loan Documents or which was related to or connected in any manner, directly or indirectly to the extension of credit represented by the Loan Documents.

Representations, Warranties and Covenants. The Borrower represents, warrants and covenants to the Agent and Lenders (which representations, warranties and covenants shall survive the execution and delivery of this Amendment) as follows:

The execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate actions on the part of the Borrower; and No default exists under the Loan Agreement after giving effect to the foregoing Amendment. Borrower shall pay all reasonable costs and expenses (including legal fees and expenses) incurred by Agent and Lenders in connection with the preparation of this Amendment. Confirmation of Loan Agreement. The Loan Agreement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument, respectively. Except as amended and supplemented by this Amendment, the terms and provisions of the Loan Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                               KENDLE INTERNATIONAL INC.
                                       an Ohio corporation

                                       By:
                                          Karl Brenkert, III
                                          Senior Vice President

BANK ONE, NA                           KEYBANK NATIONAL ASSOCIATION
Lender and in its capacity as Agent

By:                                    By:
Name:                                  Name:
Title:                                 Title: